SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 23, 2012

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of 2012 Short-Term Incentive Compensation Plan

On February 23, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company’s 2012 Short-Term Incentive Plan (the “2012 STIC Plan”), which provides for the payment of cash incentive awards to plan participants in early 2013 if, and to the extent to which, certain performance objectives are achieved during 2012.

The 2012 incentive target opportunities for each of the Company’s named executive officers are the same percentages of compensation as the target incentive opportunities for each of the officers under the Company’s 2011 short-term incentive compensation plan, except that the target for Richard A. Montfort, the Company’s Executive Vice President, General Counsel and Secretary, was increased to 60% of his annual base salary.

Lammot J. du Pont, the Company’s Chairman of the Board, will not be a participant in the 2012 STIC Plan.

Adoption of 2012 Long-Term Incentive Plan

On February 23, 2012, the Committee also adopted the Company’s 2012 Long-Term Incentive Compensation Plan (the “2012 LTIC Plan”) for plan participants, including the named executive officers. Mr. du Pont will not be a participant in the 2012 LTIC Plan.

The Committee has revised the 2012 LTIC Plan, as compared to the 2011 plan, by tying a portion of the long-term compensation awarded to the CEO and each of the Company’s executive vice presidents to the performance of the Company’s common stock as compared to the MSCI US REIT Index. These awards were made in the form of performance-vesting stock units (“Performance Units”) that vest on March 1, 2015, but only if the total stockholder return of the Company’s common stock for the three-year performance period beginning on January 1, 2012 meets or exceeds the return of the MSCI US REIT Index for the same three-year performance period, and the participant remains continuously employed by the Company or an affiliate of the Company during that period.

The 2012 LTIC Plan also includes time-vesting restricted common stock of the Company (“Restricted Stock”) and nonqualified options to purchase shares of common stock of the Company (“Stock Options”). The Restricted Stock awards and Stock Option grants vest ratably in three equal portions on each of March 1, 2013, 2014 and 2015 so long as the participant remains continuously employed by the Company or an affiliate of the Company from the date of the grant through the applicable vesting date. The exercise price of each Stock Option is $22.57, the closing price of the Company’s common stock on February 23, 2012, the grant date.

The CEO’s allocation of awards under the 2012 LTIC Plan is one-half Performance Units and one-half Stock Options. For each of the Executive Vice Presidents of the

Company, the allocation of awards is one-third Performance Units, one-third Stock Options and one-third Restricted Stock. For each of the Senior Vice Presidents of the Company and the Chief Accounting Officer, the allocation of awards is one-half Stock Options and one-half Restricted Stock.

On February 23, 2012, the Committee approved the following equity-based incentive awards under the 2012 LTIC Plan:

•	Hossein Fateh, the Company’s President and Chief Executive Officer, 38,838 Performance Units and 151,123 Stock Options;

•	Mark L. Wetzel, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, 11,097 Performance Units, 43,178 Stock Options and 11,097 shares of Restricted Stock;

•	Mr. Montfort, 5,179 Performance Units, 20,150 Stock Options and 5,179 shares of Restricted Stock; and

•	Jeffrey H. Foster, the Company’s Chief Accounting Officer, 21,589 Stock Options and 5,549 shares of Restricted Stock.

Copies of the 2012 STIC Plan and the 2012 LTIC Plan, as well as copies of forms of a Restricted Stock Award Agreement, Stock Option Award Agreement, and Performance Stock Unit Award Agreement, are attached to this report as exhibits. The summary set forth above is qualified in its entirety by reference to each of these documents.

Amendment to Compensation Arrangement

On February 23, 2012, the Board promoted Mr. Montfort to be an Executive Vice President of the Company. Mr. Montfort is the Company’s General Counsel and Secretary. In connection with this promotion, the Committee increased Mr. Montfort’s annual base salary to $284,000, increased his short-term incentive compensation plan target opportunity to 60% of his annual base salary, increased his long-term incentive compensation plan target to $350,000 and gave him a one-time award of 8,878 shares of restricted stock, which shares are in addition to the 2012 LTIC Plan awards described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2012 Short-Term Incentive Compensation Plan

10.2	2012 Long-Term Incentive Compensation Plan

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Stock Option Award Agreement

10.5	Form of Performance Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 29, 2012	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	2012 Short-Term Incentive Compensation Plan

10.2	2012 Long-Term Incentive Compensation Plan

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Stock Option Award Agreement

10.5	Form of Performance Stock Unit Award Agreement